                                                                     EXHIBIT 4.1


                                                            JANUARY 23, 1997


Interactive Data
14 Wall Street
New York, N.Y. 10005
212-285-0700


Merrill Lynch, Pierce, Fenner & Smith Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, N.J. 08543-9051



The Bank of New York
P.O. Box 974
Wall Street Station
New York, NY 10268-0974



RE: CORPORATE INCOME FUND, INSURED SERIES-100, DEFINED ASSET FUNDS (A UNIT
   INVESTMENT TRUST) UNITS OF FRACTIONAL UNDIVIDED INTEREST--REGISTERED UNDER THE SECURITIES ACT OF 1933, FILE NO. 333-09861


Gentlemen:


   We have examined the Registration Statement for the above-captioned Fund.


   We hereby consent to the reference to Interactive Data Services, Inc. in the Prospectus and Registration Statement for the above-captioned Fund and to the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.


   You are authorized to file copies of this letter with the Securities and Exchange Commission.


                               Very truly yours,



                               Frank A. Ciccotto, Jr.
                               Vice President